As filed with the Securities and Exchange Commission on November 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEMBINA PIPELINE CORPORATION

(Exact name of Registrant as specified in its charter)

Alberta	4612	98-0507771
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

4000, 585-8th Avenue SW

Calgary, Alberta

Canada, T2P 1G1

(403) 231-7500

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service in the United States)

Copies to:

Christian G. Kurtz Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West, Suite 3100 Toronto, Ontario Canada M5K 1J3 (416) 504-0520	J. Scott Burrows Senior Vice President and Chief Financial Officer Pembina Pipeline Corporation 4000, 585-8th Avenue SW Calgary, Alberta Canada T2P 1G1 (403) 231-7500	Jeff Bakker Blake, Cassels & Graydon LLP 3500, 855 – 2nd Street S.W. Calgary, Alberta Canada T2P 4J8 (403) 260-9600

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	at some future date (check appropriate box below)

1. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2. ☐

pursuant to Rule 467(b) on (    ) at (    ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (    ).

3. ☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒	after the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(3)	Proposed maximum offering price per unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Shares
Warrants
Preferred Shares
Subscription Receipts
Debt Securities
Units
Total	US$1,597,800,000	100%	US$1,597,800,000	US$148,116.06

(1)

There are being registered under this registration statement such indeterminate number of common shares, warrants, preferred shares, subscription receipts or debt securities of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed US$3,994,500,000 (converted from Cdn.$5,000,000,000 at an exchange rate of Cdn$1.00=US$0.7989, which was the daily exchange rate as reported by the Bank of Canada on November 15, 2021, a date within 5 business days of filing this registration statement). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, as amended.
(3)

The prospectus contained herein relates to an aggregate of US$3,994,500,000 of securities, including, pursuant to Rule 429 under the Securities Act, US$2,396,700,000 of unsold securities that were previously registered under the Registrant’s Registration Statement on Form F-10 (File No. 333-233440), initially filed on August 23, 2019. Any previously registered securities and any securities registered under this registration statement may be sold separately or as units with other previously registered securities or other securities registered under this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Securities Act, may determine.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this registration statement relates to Registration Statement 333-233440.

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

Base Shelf Prospectus

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Pembina Pipeline Corporation at #4000, 585 - 8th Avenue S.W., Calgary, Alberta, T2P 1G1, Telephone (403) 231-7500, and are also available electronically at www.sedar.com.

SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2021

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	November 18, 2021

PEMBINA PIPELINE CORPORATION

$5,000,000,000

Common Shares

Preferred Shares

Warrants

Debt Securities

Subscription Receipts

Units

Pembina Pipeline Corporation (“Pembina” or the “Corporation”) may offer and issue to the public from time to time: (a) common shares in the capital of the Corporation (the “Common Shares”); (b) Class A preferred shares, issuable in series, in the capital of the Corporation (the “Preferred Shares”); (c) warrants to purchase Common Shares (the “Warrants”); (d) bonds, debentures, notes or other evidence of indebtedness of any kind, nature or description of the Corporation (collectively, the “Debt Securities”); (e) subscription receipts of the Corporation (the “Subscription Receipts”); or (f) units comprising any combination of the foregoing, (the “Units” and, together with the Common Shares, the Preferred Shares, the Warrants, the Debt Securities and the Subscription Receipts, collectively, the ”Securities”), in an aggregate initial offering price of up to $5,000,000,000 (or the equivalent thereof in one or more foreign currencies, including United States dollars, or composite currencies, in each case based on the applicable exchange rate at the time of the offering of such Securities), during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the “Prospectus”), is valid.

The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions and other factors the Corporation may consider relevant at the time of sale and set out in one or more shelf prospectus supplements (each, a “Prospectus Supplement”). The Securities may be offered and sold in Canada and/or the United States and elsewhere where permitted by law.

The Corporation is a foreign private issuer that is permitted, under a multi-jurisdictional disclosure system adopted by Canada and the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Pembina’s financial statements included or incorporated by reference herein has been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board and, accordingly, may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the purchase of Securities may have tax consequences, both in Canada and the United States, which may not be fully described herein or in any applicable Prospectus Supplement. Prospective investors should read the tax disclosure in this Prospectus and any applicable Prospectus Supplement and consult with an independent tax advisor.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY STATE SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The ability of prospective investors to enforce civil liabilities under United States federal securities laws may be adversely affected by the fact that the Corporation is organized under the laws of the Province of Alberta, Canada, that some or all of its directors and officers are residents of Canada, that some or all of the experts named in this Prospectus are residents of Canada and that all or a substantial portion of the Corporation’s assets and the assets of such persons are located outside of the United States. See “Enforceability of Civil Liabilities”.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (a) in the case of Common Shares, the number of Common Shares offered, the offering price and currency (in the event the offering is a fixed price distribution), the manner in which the offering price and currency will be determined (in the event the offering is a non-fixed price distribution) and any other terms specific to the Common Shares being offered; (b) in the case of Preferred Shares, the designation of the particular series of Preferred Shares, the number of Preferred Shares offered, the offering price or the manner of determining the offering price, the currency in which the Preferred Shares are offered, any voting rights, the dividend rate, the dividend payment dates, any terms for redemption at the option of Pembina or the holder or otherwise, any exchange or conversion terms and any other terms specific to the Preferred Shares being offered; (c) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any mechanics or procedures that will result in the adjustment of the number Common Shares purchasable upon exercise of the Warrants, the exercise price, dates and periods of exercise of the Warrants, the currency in which the Warrants are offered and any other terms specific to the Warrants being offered; (d) in the case of Debt Securities, the specific designation of the Debt Securities, the aggregate principal amount, the currency in which the Debt Securities are offered, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or retraction at the option of Pembina or the holder or otherwise, any exchange or conversion terms, whether the Debt Securities are senior or subordinated indebtedness of Pembina and any other terms specific to the Debt Securities being offered; (e) in the case of Subscription Receipts, the number of Subscription Receipts offered, the offering price, the currency in which the Subscription Receipts are offered, the terms, conditions and mechanics or procedures for the conversion or exercise of such Subscription Receipts into or for Common Shares or other securities or pursuant to which the holders thereof will become entitled to receive Common Shares or such other securities and any other terms specific to the Subscription Receipts being offered; and (f) in the case of Units, the number of Units offered, the offering price, the currency in which the Units are offered, the terms of the Units and of the securities comprising the Units and any other terms specific to the Units being offered. The Corporation may also include in a Prospectus Supplement specific terms pertaining to the Securities which are not within the parameters set out in this Prospectus.

All information permitted under applicable Canadian securities legislation to be omitted from this Prospectus will be established at the time of each offering of Securities and will be contained in one or more Prospectus Supplements that will be delivered to prospective purchasers together with this Prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus for the purposes of Canadian securities legislation as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which the Prospectus Supplement pertains.

i

Securities offered pursuant to this Prospectus and any related Prospectus Supplement will constitute a public offering of such Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. Pembina may sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell the Securities directly to one or more purchasers pursuant to applicable statutory exemptions or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as applicable, engaged by Pembina in connection with the offering and sale of such Securities, and will set out the terms of the offering of such Securities, including the method of distribution of such Securities, the proceeds to Pembina and any fees, discounts or any other compensation payable to the underwriters, dealers or agents, as applicable, and any other material terms of the plan of distribution. The Securities may be offered and sold from time to time in one or more transactions at fixed prices or non-fixed prices, with such prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions” (as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)), including sales made directly on the Toronto Stock Exchange (the “TSX”), the New York Stock Exchange (the “NYSE”) or other existing trading markets for the Securities, and as set out in the accompanying Prospectus Supplement. The prices at which Securities may be offered may vary as between purchasers and during the period of distribution of the Securities. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation, as applicable, will be increased or decreased by the amount by which the aggregate price paid for such Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents, as applicable, to Pembina. See “Plan of Distribution”.

Except as set out in a Prospectus Supplement relating to a particular offering of Securities, in connection with any offering of Securities, other than an “at-the-market distribution”, and subject to applicable laws, the underwriters, dealers or agents, as applicable, may over-allot or effect transactions intended to stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter of, or dealer involved in, an “at-the-market distribution” under this Prospectus, nor any person or company acting jointly or in concert with any such underwriter or dealer, may enter into any transaction that is intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the “at-the-market distribution” pursuant to this Prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities. See “Plan of Distribution”.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The issued and outstanding Common Shares of the Corporation are listed and posted for trading on the TSX under the symbol “PPL” and on the NYSE under the symbol “PBA”. On November 17, 2021, the last trading day before the date of this Prospectus, the closing price of the Common Shares on the TSX and NYSE was $41.70 and US$33.07, respectively. The issued and outstanding Class A Preferred Shares, Series 1, Class A Preferred Shares, Series 3, Class A Preferred Shares, Series 5, Class A Preferred Shares, Series 7, Class A Preferred Shares, Series 9, Class A Preferred Shares, Series 15, Class A Preferred Shares, Series 17, Class A Preferred Shares, Series 19, Class A Preferred Shares, Series 21, Class A Preferred Shares, Series 23 and Class A Preferred Shares, Series 25 of Pembina are listed and posted for trading on the TSX under the symbols “PPL.PR.A”, “PPL.PR.C”, “PPL.PR.E”, “PPL.PR.G”, “PPL.PR.I”, “PPL.PR.O”, “PPL.PR.Q”, “PPL.PR.S”, “PPL.PF.A”, “PPL.PF.C” and “PPL.PF.E”, respectively. On November 17, 2021, the last trading day before the date of this Prospectus, the closing prices of the Series 1, Series 3, Series 5, Series 7, Series 9, Series 15, Series 17, Series 19, Series 21, Series 23 and Series 25 Class A Preferred Shares on the TSX were $22.61, $22.25, $24.10, $23.41, $25.23, $23.65, $24.50, $25.60, $25.62, $25.65 and $25.70, respectively.

ii

The Corporation’s earnings coverage ratio for the twelve month period ended December 31, 2020 (as adjusted) and earnings coverage ratio for the twelve month period ended September 30, 2021 are less than one-to-one. See “Earnings Coverage Ratios”.

There is no market through which the Preferred Shares, Warrants, Debt Securities, Subscription Receipts or Units issuable pursuant to this Prospectus and any applicable Prospectus Supplement may be sold and purchasers may not be able to resell the Preferred Shares, Warrants, Debt Securities, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Warrants, Debt Securities, Subscription Receipts and Units will not be listed on any securities or stock exchange. This may affect the pricing of the Preferred Shares, Warrants, Debt Securities, Subscription Receipts and Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Warrants, Debt Securities, Subscription Receipts and Units, and the extent of issuer regulation. See “Risk Factors”.

Each Offering of Securities is subject to approval of certain legal matters on behalf of Pembina by Blake, Cassels & Graydon LLP.

Investing in the Securities offered by this Prospectus and any applicable Prospectus Supplement involves risks. See “Risk Factors”.

The principal and registered offices of the Corporation are located at #4000, 585 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1.

Anne-Marie N. Ainsworth, Cynthia Carroll, Robert G. Gwin and Bruce D. Rubin, directors of the Corporation, each reside outside of Canada and have appointed the Corporation as agent for service of process at #4000, 585 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

iii

GLOSSARY

In this Prospectus, the following terms have the meanings set out below.

“ABCA” means the Business Corporations Act (Alberta), as amended, including the regulations promulgated thereunder.

“AIF” means the restated annual information form of Pembina dated February 25, 2021 for the year ended December 31, 2020, which was filed on SEDAR (as defined below) on November 18, 2021.

“Annual MD&A” means the restated management’s discussion and analysis of the financial and operating results of Pembina dated February 25, 2021 for the year ended December 31, 2020, which was filed on SEDAR on November 18, 2021.

“Board” means the board of directors of Pembina.

“Class A Preferred Shares” means the Class A preferred shares, issuable in series, in the capital of Pembina.

“Class B Preferred Shares” means the Class B preferred shares in the capital of Pembina.

“Common Shares” means the common shares in the capital of Pembina.

“Corporation” or “Pembina” means Pembina Pipeline Corporation, a corporation organized under the laws of the Province of Alberta, Canada and, unless the context requires otherwise, includes its subsidiaries.

“Debt Securities” means the bonds, debentures, notes or other evidence of indebtedness of any kind, nature or description of the Corporation that may be issued from time to time under this Prospectus and one or more Prospectus Supplements.

“GAAP” means generally accepted accounting principles in effect from time to time in Canada.

“Information Circular” means the management information circular of Pembina dated March 19, 2021 relating to the annual meeting of Shareholders held on May 7, 2021.

“Interim MD&A” means the management’s discussion and analysis of the financial and operating results of Pembina for the three and nine months ended September 30, 2021.

“Jordan Cove” means the proposed development, construction and operation of a liquefied natural gas production and export facility and related infrastructure on the west coast of the U.S.

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements.

“NI 44-102” means National Instrument 44-102 – Shelf Distributions.

“NYSE” means the New York Stock Exchange.

“Option Plan” means the stock option plan of Pembina approved by the Shareholders on May 26, 2011, as amended effective November 20, 2016 and as further amended effective February 26, 2020. For further information with respect to the Option Plan, see “Information about the long-term incentive plans – Stock option plan” in the Information Circular.

“Options” means the options to purchase Common Shares granted by Pembina under the Option Plan.

“Preferred Shares” means the Class A Preferred Shares that may be issued from time to time under this Prospectus and one or more Prospectus Supplements.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means, collectively, the Common Shares, the Preferred Shares, the Warrants, the Debt Securities, the Subscription Receipts and the Units.

“Series 1 Class A Preferred Shares” means the cumulative redeemable rate reset Class A Preferred Shares, Series 1 of Pembina, issued on July 26, 2013.

“Series 1 Subordinated Notes” means the 4.80% fixed-to-fixed rate subordinated notes, Series 1 due January 25, 2081 of Pembina, issued on January 25, 2021.

“Series 3 Class A Preferred Shares” means the cumulative redeemable rate reset Class A Preferred Shares, Series 3 of Pembina, issued on October 2, 2013.

“Series 5 Class A Preferred Shares” means the cumulative redeemable rate reset Class A Preferred Shares, Series 5 of the Corporation, issued on January 16, 2014.

“Series 7 Class A Preferred Shares” means the cumulative redeemable rate reset Class A Preferred Shares, Series 7 of the Corporation, issued on September 11, 2014.

“Series 9 Class A Preferred Shares” means the cumulative redeemable rate reset Class A Preferred Shares, Series 9 of the Corporation, issued on April 10, 2015.

“Series 11 Class A Preferred Shares” means the cumulative redeemable minimum rate reset Class A Preferred Shares, Series 11 of the Corporation, issued on January 1, 2016 and redeemed on March 1, 2021.

“Series 13 Class A Preferred Shares” means the cumulative redeemable minimum rate reset Class A Preferred Shares, Series 13 of the Corporation, issued on April 27, 2016 and redeemed on June 1, 2021.

“Series 15 Class A Preferred Shares” means the cumulative redeemable rate reset Class A Preferred Shares, Series 15 of the Corporation, issued on October 2, 2017.

“Series 17 Class A Preferred Shares” means the cumulative redeemable rate reset Class A Preferred Shares, Series 17 of the Corporation, issued on October 2, 2017.

“Series 19 Class A Preferred Shares” means the cumulative redeemable rate reset Class A Preferred Shares, Series 19 of the Corporation, issued on October 2, 2017.

“Series 2021-A Class A Preferred Shares” means the cumulative redeemable fixed-to-fixed rate Class A Preferred Shares, Series 2021-A of the Corporation, issued on January 25, 2021.

“Series 21 Class A Preferred Shares” means the cumulative redeemable minimum rate reset Class A Preferred Shares, Series 21 of the Corporation, issued on December 7, 2017.

“Series 23 Class A Preferred Shares” means the cumulative redeemable rate reset Class A Preferred Shares, Series 23 of the Corporation, issued on December 16, 2019.

“Series 25 Class A Preferred Shares” means the cumulative redeemable rate reset Class A Preferred Shares, Series 25 of the Corporation, issued on December 16, 2019.

“Shareholders” means the holders of Common Shares.

“Subscription Receipts” means the subscription receipts of Pembina that may be issued from time to time under this Prospectus and one or more Prospectus Supplements.

“TSX” means the Toronto Stock Exchange.

“Units” means the units comprising any combination of Securities that may be issued from time to time under this Prospectus and one or more Prospectus Supplements.

“U.S.” or “United States” means the United States of America.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Warrants” means the warrants to purchase Common Shares that may be issued from time to time under this Prospectus and one or more Prospectus Supplements.

Words importing the singular number include the plural, and vice versa, and words importing any gender include all genders.

Unless otherwise specified, Pembina’s financial information in this Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with GAAP in effect from time to time, which are currently International Financial Reporting Standards, as issued by the International Accounting Standards Board, and which differ in certain significant respects from United States generally accepted accounting principles. Accordingly, Pembina’s financial statements may not be comparable to the financial statements of U.S. companies.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus, and in certain documents incorporated by reference into this Prospectus, constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”).

In addition to the following cautionary statement, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Forward-Looking Statements and Information” in the AIF and “Forward-Looking Statements & Information” in the Annual MD&A and the Interim MD&A, as well as the advisories section of any documents incorporated by reference herein that are filed after the date hereof.

All forward-looking statements are based on Pembina’s current expectations, estimates, projections, beliefs and assumptions based on information available at the time the forward-looking statement was made and in light of Pembina’s experience and its perception of historical trends. Forward-looking statements are typically identified by words such as “anticipate”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “should”, “could”, “would”, “believe”, “plan”, “intend”, “design”, “target”, “undertake”, “view”, “indicate”, “maintain”, “explore”, “entail”, “forecast”, “schedule”, “objective”, “strategy”, “likely”, “potential”, “aim”, “outlook”, “propose”, “goal” and similar expressions suggesting future events or future performance. In particular, this Prospectus contains forward-looking statements pertaining to the potential use of proceeds from the sale of Securities hereunder and incorporates by reference forward-looking statements pertaining to Pembina’s future plans, growth projects, business strategies and expected results from future operations.

Various factors or assumptions are typically applied by Pembina in drawing conclusions or making the forecasts, projections, predictions or estimates set out in forward-looking statements based on information currently available to Pembina at the time such forward-looking statements are made, including those factors and assumptions described under the heading “Forward-Looking Statements and Information” in the AIF and “Forward-Looking Statements & Information” in the Annual MD&A and the Interim MD&A. Pembina believes that the expectations reflected in the forward-looking statements are reasonable as at the date hereof or as at the date specified in the documents incorporated by reference herein, as applicable, but no assurance can be given that these expectations will prove to be correct and the forward-looking statements included in this Prospectus and in the documents incorporated by reference herein should not be unduly relied upon.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. These known and unknown risks, uncertainties and other factors include, but are not limited to, the risk factors described under “Risk Factors” in this Prospectus and under “Risk Factors” in the AIF, the Annual MD&A and the Interim MD&A, as well as the other risk factors described in any documents incorporated by reference that are filed after the date hereof. These factors should not, however, be construed as exhaustive.

The forward-looking statements in this Prospectus speak as of the date hereof, and the forward-looking statements in the documents incorporated by reference into this Prospectus speak as of the date of the document in which they are contained and, unless required by law, Pembina does not undertake any obligation to publicly update or revise such forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements contained or incorporated by reference herein are expressly qualified by this cautionary statement.

NON-GAAP FINANCIAL MEASURES

The documents incorporated by reference in this Prospectus contain references to certain terms that are not specified, defined or determined in accordance with GAAP, including “net revenue”, “adjusted EBITDA” (adjusted earnings before interest, taxes, depreciation and amortization), “adjusted EBITDA per common share”, “adjusted cash flow from operating activities” and “adjusted cash flow from operating activities per common share”. These terms are used by management of Pembina to evaluate the performance of Pembina and its businesses. These non-GAAP financial measures do not have a standardized meaning prescribed by GAAP and are, therefore, unlikely to be comparable to similar measures presented by other issuers, and should not be construed as alternatives to revenue, earnings, cash flow from operating activities, gross profit or other measures calculated in accordance with GAAP as indicators of Pembina’s performance.

These non-GAAP financial measures have the meanings set out in the Annual MD&A and the Interim MD&A. The specific rationale for, and additional information associated with, each non-GAAP financial measure, including, as applicable, a reconciliation to the most directly comparable measure calculated in accordance with GAAP for the applicable period, are also discussed therein. See “Non-GAAP Measures” in the Annual MD&A and the Interim MD&A.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces of Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary of Pembina at #4000, 585—8th Avenue S.W., Calgary, Alberta, T2P 1G1, Telephone (403) 231-7500. These documents are also available through the internet on the System for Electronic Document Analysis and Retrieval (SEDAR), which can be accessed at www.sedar.com, and on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR), which can be accessed at www.sec.gov.

The following documents filed by Pembina, with the securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference in, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus:

(a)	the AIF;

(b)

the restated audited annual consolidated financial statements of Pembina as at and for the years ended December 31, 2020 and December 31, 2019, together with the notes thereto and the auditors’ reports thereon, which were filed on SEDAR on November 18, 2021;

(c)	the Annual MD&A;

(d)	the Information Circular;

(e)	the unaudited interim condensed consolidated financial statements of Pembina as at and for the three and nine months ended September 30, 2021;

(f)	the Interim MD&A; and

(g)	the material change report of Pembina dated June 4, 2021.

Pembina has applied for and received exemptive relief from the applicable securities commissions or similar authorities in each of the provinces of Canada from the requirement under Item 11.1(1)7 of Form 44-101F1 – Short Form Prospectus that the joint management information circular of Pembina and Inter Pipeline Ltd. dated June 29, 2021 relating to, among other things, the special meeting of Shareholders to be held on July 29, 2021, which was cancelled on July 26, 2021, be incorporated by reference in this Prospectus due to the fact that the information contained therein is either no longer relevant or has been modified or superseded by information contained in this Prospectus or the documents incorporated by reference herein.

Any documents of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, including any material change reports (excluding material change reports filed on a confidential basis), interim financial reports, annual financial statements and the auditors’ reports thereon, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms and business acquisition reports filed by the Corporation with the securities commissions or similar authorities in each of the provinces of Canada subsequent to the date of this Prospectus are deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference in this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part (in the case of Form 6-K and Form 8-K, if and only to the extent expressly set out therein). We may also incorporate by reference in this Prospectus other information filed with or furnished to the SEC under the U.S. Exchange Act, provided that information included in any report on Form 6-K or Form 8-K shall be deemed to be incorporated by reference only if and to the extent expressly set out therein.

Any statement contained in this Prospectus or in a document (or part thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document (or part thereof) which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form being filed by the Corporation with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form and any material change reports filed prior to the commencement of the Corporation’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for the purposes of future offers and sales of Securities hereunder. Upon new annual financial statements, together with the notes thereto and the auditors’ reports thereon, and the related management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the currency of this Prospectus, all previous annual financial statements, interim financial reports and the related management’s discussion and analysis shall be deemed no longer to be incorporated by reference into this Prospectus for the purposes of future offers and sales of Securities hereunder.

Upon interim financial reports and the related management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the currency of this Prospectus, all previous interim financial reports and the related management’s discussion and analysis filed prior to the new interim financial report shall be deemed no longer to be incorporated by reference into this Prospectus for the purposes of future offers and sales of Securities hereunder. In addition, upon a new annual information form being filed by the Corporation with the applicable securities regulatory authorities during the currency of this Prospectus for which the corresponding annual financial statements include at least nine months of the financial results of an acquired business for which a business acquisition report was filed by Pembina and incorporated by reference into this Prospectus, such business acquisition report shall be deemed no longer to be incorporated by reference into this Prospectus for the purposes of future offers and sales of Securities hereunder. Upon a new information circular in connection with an annual meeting of Shareholders being filed by the Corporation with the applicable securities regulatory authorities during the currency of this Prospectus, the previous information circular filed in connection with an annual meeting of Shareholders shall be deemed no longer to be incorporated by reference into this Prospectus for the purposes of future offers and sales of Securities hereunder.

One or more Prospectus Supplements containing the specific variable terms for an issue of Securities and other information related to those Securities will be delivered to purchasers of such Securities together with this Prospectus to the extent required by applicable securities legislation and will be deemed to be incorporated by reference into this Prospectus as of the date of the applicable Prospectus Supplement solely for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Prospective investors should rely only on the information contained in or incorporated by reference in this Prospectus or any Prospectus Supplement. The Corporation has not authorized anyone to provide prospective investors with different or additional information. The Corporation is not making an offer of Securities in any jurisdiction where the offer is not permitted by law.

MARKETING MATERIALS

Certain “marketing materials” (as that term is defined in NI 41-101) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” (as that term is defined in NI 41-101) of “marketing materials” pertaining to a distribution of Securities and filed by the Corporation after the date of the Prospectus Supplement for the distribution and before the termination of the distribution of such Securities will be deemed to be incorporated by reference in that Prospectus Supplement solely for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

WHERE TO FIND MORE INFORMATION

The Corporation has filed with the SEC, under the U.S. Securities Act, a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other document referred to are not necessarily complete and, in each case, readers should refer to the exhibits to the registration statement for a complete description of the contract, agreement or other document involved. Each time the Corporation sells Securities under the registration statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

The Corporation is subject to the information reporting requirements of the U.S. Exchange Act and applicable Canadian securities legislation and, in accordance therewith, files and furnishes annual and quarterly financial information and material change reports, business acquisition reports and other material with the securities commission or similar authority in each of the provinces of Canada and with the SEC. Under a multi-jurisdictional disclosure system adopted by Canada and the United States, documents and other information that are filed by the Corporation with the SEC are generally permitted to be prepared in accordance with Canadian disclosure requirements, which are different from those of the United States. Prospective purchasers may read and download any public document that the Corporation has filed with the securities commission or similar authority in each of the provinces of Canada on Pembina’s profile on SEDAR at www.sedar.com. Reports and other information filed by the Corporation with and furnished to the SEC can be inspected on Pembina’s profile on EDGAR at www.sec.gov and certain information about the Corporation may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

EXCHANGE RATES

In this Prospectus, all dollar amounts are expressed in Canadian dollars. Accordingly, all references to “$” or “dollars” are to the lawful currency of Canada and all references to “US$” are to the lawful currency of the United States. In this Prospectus, where applicable, and unless otherwise specified, dollar amounts are converted from United States dollars to Canadian dollars by applying the daily average rate of exchange for conversion of one United States dollar to Canadian dollars, as reported by the Bank of Canada on November 17, 2021.

The following table sets forth, for each of the periods indicated, the period end daily average exchange rate, the average exchange rate and the high and low daily average exchange rates of one United States dollar in exchange for Canadian dollars, as reported by the Bank of Canada.

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
End of Period	$1.2741	$1.3339	$1.2732	$1.2988	$1.3642
Average	$1.2513	$1.3541	$1.3415	$1.3269	$1.2957
High	$1.2856	$1.4496	$1.4496	$1.3600	$1.3642
Low	$1.2040	$1.2970	$1.2718	$1.2988	$1.2288

On November 17, 2021, the daily average rate of exchange for the conversion of one United States dollar into Canadian dollars, as reported by the Bank of Canada, was US$1.00 equals $1.2595.

ENFORCEABILITY OF CIVIL LIABILITIES

Pembina is a corporation organized under and governed by the laws of the Province of Alberta, Canada and its principal place of business is in Canada. Some or all of its directors and officers and some or all of the experts named in this Prospectus are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of Pembina’s assets and the assets of such persons are located outside of the United States. As a result, it may be difficult for purchasers in the United States to effect service of process within the United States upon those directors, officers and experts who are not residents of the United States or to enforce against them judgments of United States courts predicated upon civil liability under United States federal securities laws or the securities laws of any state within the United States. Pembina has been advised by its Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada, if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Pembina filed with the SEC, concurrently with the registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, Pembina appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving Pembina in a United States court arising out of or related to or concerning the offering of Securities under the registration statement of which this Prospectus forms a part.

PEMBINA PIPELINE CORPORATION

Pembina is a leading transportation and midstream service provider that has been serving North America’s energy industry for more than 65 years. Pembina owns an integrated system of pipelines that transport various hydrocarbon liquids and natural gas products produced primarily in western Canada. The Corporation also owns gas gathering and processing facilities, an oil and natural gas liquids infrastructure and logistics business and is growing an export terminals business. Pembina’s integrated assets and commercial operations along the majority of the hydrocarbon value chain allow it to offer a full spectrum of midstream and marketing services to the energy sector. Pembina is committed to identifying additional opportunities to connect hydrocarbon production to new demand locations through the development of infrastructure that would extend Pembina’s service offering even further along the hydrocarbon value chain. These new developments will contribute to ensuring that hydrocarbons produced in the Western Canadian Sedimentary Basin and the other basins where Pembina operates can reach the highest value markets throughout the world. For a description of the business and operations of Pembina and its operating divisions, see “Description of Pembina’s Business and Operations” in the AIF and “Segment Results – Business Overview” in the Annual MD&A and the Interim MD&A.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since September 30, 2021.

PRICE RANGE AND TRADING VOLUME

The Common Shares are listed and posted for trading on the TSX under the symbol “PPL” and on the NYSE under the symbol “PBA”. The following table sets forth the monthly price ranges for and trading volumes of the Common Shares on the TSX and on the NYSE from November 1, 2020 to November 17, 2021.

	TSX (PPL)(1)				NYSE (PBA)(2)
Month	High ($)	Low ($)	Close ($)	Volume	High (US$)	Low (US$)	Close (US$)	Volume
2020
November	34.60	26.77	33.12	83,860,750	26.60	20.53	25.49	25,453,918
December	34.89	29.96	30.10	83,756,333	27.39	23.48	23.66	21,741,178
2021
January	36.42	30.47	33.66	77,662,636	28.82	23.85	26.30	23,976,176
February	36.08	32.30	32.36	76,030,642	28.35	25.38	25.39	30,796,138
March	38.77	32.86	36.30	104,464,842	30.95	25.92	28.84	39,578,938
April	38.44	35.96	37.94	63,128,174	31.25	28.61	30.86	17,514,610
May	39.60	37.41	38.89	70,117,252	32.73	30.83	32.32	18,950,984
June	41.63	37.05	39.39	95,525,620	34.25	30.81	31.77	27,516,309
July	41.67	38.27	41.24	70,658,157	33.51	30.06	33.05	18,631,324
August	41.57	37.96	38.45	51,738,262	33.47	29.63	30.45	19,096,209
September	40.60	38.13	40.15	56,020,118	32.09	30.33	31.69	18,035,267
October	42.97	39.56	40.97	59,957,240	34.73	31.36	33.09	15,900,139
November (1-17)	42.88	40.36	41.70	47,824,357	34.60	32.38	33.07	16,341,315

Notes:

(1)	As reported by all Canadian marketplaces. Source: Bloomberg.
(2)	As reported by all U.S. marketplaces. Source: Bloomberg.

The Series 1 Class A Preferred Shares, Series 3 Class A Preferred Shares, Series 5 Class A Preferred Shares, Series 7 Class A Preferred Shares, Series 9 Class A Preferred Shares, Series 15 Class A Preferred Shares, Series 17 Class A Preferred Shares, Series 19 Class A Preferred Shares, Series 21 Class A Preferred Shares, Series 23 Class A Preferred Shares and Series 25 Class A Preferred Shares are listed and posted for trading on the TSX under the symbols “PPL.PR.A”, “PPL.PR.C”, “PPL.PR.E”, “PPL.PR.G”, “PPL.PR.I”, “PPL.PR.O”, “PPL.PR.Q”, “PPL.PR.S”, “PPL.PF.A”, “PPL.PF.C” and “PPL.PF.E”, respectively. The following tables set forth the monthly price ranges for and trading volumes of the Series 1, Series 3, Series 5, Series 7, Series 9, Series 15, Series 17, Series 19, Series 21, Series 23 and Series 25 Class A Preferred Shares on the TSX from November 1, 2020 to November 17, 2021.

	Series 1 Class A Preferred Shares (PPL.PR.A)(1)				Series 3 Class A Preferred Shares (PPL.PR.C)(1)				Series 5 Class A Preferred Shares (PPL.PR.E)(1)
Month	High ($)	Low ($)	Close ($)	Volume	High ($)	Low ($)	Close ($)	Volume	High ($)	Low ($)	Close ($)	Volume
2020
November	14.46	12.87	14.20	207,645	13.80	12.13	13.70	122,496	15.00	13.25	14.82	268,790
December	15.57	14.23	15.06	272,251	14.86	13.70	14.80	110,494	16.14	14.83	16.14	220,724
2021
January	17.46	15.06	16.79	242,755	16.80	14.83	16.39	115,954	18.30	15.83	17.77	225,459
February	17.70	16.79	17.46	213,884	17.86	16.48	17.70	170,040	18.67	17.73	18.56	196,247
March	19.05	17.44	18.99	195,940	18.88	17.57	18.85	229,258	20.52	18.47	20.49	192,940
April	19.80	18.76	19.74	116,460	19.87	18.66	19.81	298,225	21.61	20.35	21.61	220,958
May	20.74	19.70	20.74	73,869	20.29	19.50	20.10	103,509	22.42	21.43	22.42	154,722
June	21.85	20.80	21.14	102,341	21.35	20.18	20.79	144,668	23.26	22.39	22.80	212,165
July	21.40	20.46	20.97	209,329	21.05	20.25	20.80	153,591	23.02	21.59	22.87	173,470
August	21.57	20.64	21.39	94,008	21.49	20.80	21.33	68,279	23.40	22.79	23.38	208,352
September	21.48	20.92	21.36	47,088	21.43	21.01	21.43	46,405	23.50	22.92	23.40	147,055
October	22.75	21.00	22.57	181,333	22.83	21.27	22.62	76,106	24.39	23.40	24.38	130,289
November (1-17)	22.95	22.17	22.61	52,718	22.90	22.25	22.25	102,657	24.49	24.00	24.10	62,118

	Series 7 Class A Preferred Shares (PPL.PR.G)(1)				Series 9 Class A Preferred Shares (PPL.PR.I)(1)				Series 15 Class A Preferred Shares (PPL.PR.O)(1)
Month	High ($)	Low ($)	Close ($)	Volume	High ($)	Low ($)	Close ($)	Volume	High ($)	Low ($)	Close ($)	Volume
2020
November	14.65	12.98	14.48	94,729	17.77	15.65	17.60	159,185	14.40	12.39	14.30	127,171
December	15.90	14.49	15.85	626,119	19.09	17.59	18.98	347,859	15.71	14.08	15.71	220,158
2021
January	18.11	15.71	17.57	85,522	21.42	18.96	21.22	125,861	18.21	15.80	17.63	539,771
February	18.63	17.56	18.42	260,942	22.44	20.76	22.25	305,696	18.91	17.52	18.60	58,513
March	20.19	18.40	20.19	153,058	23.11	22.19	23.00	93,781	20.38	18.84	20.38	211,293
April	20.79	19.97	20.79	82,704	23.55	22.70	23.50	169,167	20.83	19.48	20.83	148,443
May	21.93	20.80	21.93	94,922	25.18	23.33	25.18	200,831	21.90	20.47	21.79	97,602
June	22.65	21.90	22.10	190,917	25.51	25.00	25.30	297,001	22.58	21.15	21.88	58,737
July	22.36	21.58	22.35	56,280	26.40	25.20	25.34	641,883	22.21	21.28	22.12	121,358
August	22.80	22.12	22.72	182,110	25.80	25.20	25.45	102,342	22.85	21.93	22.78	156,508
September	22.80	22.42	22.75	55,388	25.52	24.91	25.44	54,406	22.74	22.08	22.26	38,507
October	23.83	22.60	23.72	61,066	25.70	25.17	25.40	61,833	23.85	21.87	23.85	70,721
November (1-17)	23.78	23.15	23.41	34,688	25.36	25.16	25.24	21,156	23.88	23.46	23.65	186,228

	Series 17 Class A Preferred Shares (PPL.PR.Q)(1)				Series 19 Class A Preferred Shares (PPL.PR.S)(1)				Series 21 Class A Preferred Shares (PPL.PF.A)(1)
Month	High ($)	Low ($)	Close ($)	Volume	High ($)	Low ($)	Close ($)	Volume	High ($)	Low ($)	Close ($)	Volume
2020
November	15.46	13.25	15.28	97,935	19.28	17.01	19.28	73,176	22.39	18.96	22.05	328,744
December	16.22	15.26	16.07	165,437	20.37	19.16	20.27	160,929	23.00	21.85	22.79	305,479
2021
January	18.55	16.00	18.10	254,805	22.87	20.25	22.58	122,059	24.40	22.83	24.00	140,080
February	19.22	18.09	19.10	60,523	23.30	22.42	23.30	158,471	24.40	23.77	24.01	210,249
March	20.96	19.00	20.85	170,810	24.15	23.25	24.08	109,739	24.99	23.99	24.4	257,072
April	21.86	20.7	21.86	302,120	24.57	23.89	24.42	137,703	25.43	24.20	25.32	155,695
May	22.95	21.8	22.95	183,821	25.65	24.22	25.64	77,239	25.65	25.10	25.50	319,218
June	24.20	22.99	23.60	196,897	26.27	25.18	25.34	156,052	25.93	25.19	25.44	310,713
July	24.18	23.11	24.15	135,622	26.99	25.25	25.48	378,518	25.75	25.28	25.50	144,455
August	24.50	23.50	23.73	246,708	26.17	25.37	26.10	52,185	25.75	25.19	25.55	105,314
September	24.00	21.55	23.46	63,069	26.00	25.15	25.60	142,029	25.58	25.36	25.58	239,000
October	24.52	23.51	24.48	172,999	26.06	25.50	25.75	42,323	26.29	25.43	26.29	92,735
November (1-17)	24.72	24.35	24.50	32,346	25.80	25.58	25.60	38,600	26.23	25.60	25.62	125,605

	Series 23 Class A Preferred Shares (PPL.PF.C)(1)				Series 25 Class A Preferred Shares (PPL.PF.E)(1)
Month	High ($)	Low ($)	Close ($)	Volume	High ($)	Low ($)	Close ($)	Volume
2020
November	23.95	20.88	23.74	233,093	23.88	20.24	23.63	291,784
December	24.36	23.49	24.30	132,199	24.25	23.34	24.08	117,440
2021
January	25.15	24.25	24.68	252,876	25.00	23.93	24.62	161,012
February	25.10	24.62	24.90	248,032	25.00	24.49	24.84	127,612
March	25.22	24.50	25.08	556,192	25.10	24.66	25.10	299,492
April	25.78	24.88	25.78	147,670	25.56	24.74	25.55	576,833
May	25.95	25.34	25.94	116,006	26.19	25.32	26.13	120,316
June	26.25	25.47	25.99	137,638	26.20	25.55	26.05	390,527
July	25.99	25.35	25.67	84,245	26.03	25.40	25.82	92,210
August	25.95	25.22	25.81	149,877	26.00	25.30	25.85	124,868
September	26.00	25.50	25.99	53,657	26.09	25.50	26.09	148,131
October	26.18	25.66	25.96	91,201	26.24	25.70	26.07	62,770
November (1-17)	26.04	25.65	25.65	39,630	26.23	25.66	25.70	171,417

Note:

(1)	As reported by all Canadian marketplaces. Source: Bloomberg.

On November 17, 2021, the last trading day before the date of this Prospectus, the closing price of the Common Shares on the TSX and NYSE was $41.70 and US$33.07, respectively. On November 17, 2021, the last trading day before the date of this Prospectus, the closing prices of the Series 1, Series 3, Series 5, Series 7, Series 9, Series 15, Series 17, Series 19, Series 21, Series 23 and Series 25 Class A Preferred Shares on the TSX were $22.61, $22.25, $24.10, $23.41, $25.23, $23.65, $24.50, $25.60, $25.62, $25.65 and $25.70, respectively.

USE OF PROCEEDS

Each Prospectus Supplement will contain specific information concerning the use of proceeds from the sale of Securities to which such Prospectus Supplement relates. Unless otherwise specified in the Prospectus

Supplement relating to a particular offering of Securities, the Corporation intends to use the net proceeds from the sale of Securities to complete direct or indirect asset and corporate acquisitions, to directly or indirectly finance future growth opportunities, to repay indebtedness, to finance the Corporation’s ongoing capital program, to fund working capital requirements and for other general corporate purposes. For further details with respect to Pembina’s capital expenditures, see the AIF, the Annual MD&A and the Interim MD&A. The amount of the net proceeds from a sale of Securities will be set out in the applicable Prospectus Supplement. The Corporation may invest funds which it does not immediately use, and such investments may include short-term marketable investment grade securities. The Corporation may from time to time issue securities (including Securities) and incur additional indebtedness other than through the issuances of Securities pursuant to this Prospectus.

DESCRIPTION OF THE COMMON SHARES AND THE PREFERRED SHARES

The authorized capital of Pembina consists of an unlimited number of Common Shares, up to 254,850,850 Class A Preferred Shares, issuable in series, and an unlimited number of Class B Preferred Shares, which are deemed to be redeemed if a holder ceases to be a wholly-owned subsidiary of the Corporation. As of November 17, 2021, there were 550,310,108 Common Shares outstanding and 21,282,380 Common Shares issuable pursuant to the exercise of outstanding Options under the Option Plan. In addition, there were 10,000,000 Series 1 Class A Preferred Shares, 6,000,000 Series 3 Class A Preferred Shares, 10,000,000 Series 5 Class A Preferred Shares, 10,000,000 Series 7 Class A Preferred Shares, 9,000,000 Series 9 Class A Preferred Shares, 8,000,000 Series 15 Class A Preferred Shares, 6,000,000 Series 17 Class A Preferred Shares, 8,000,000 Series 19 Class A Preferred Shares, 16,000,000 Series 21 Class A Preferred Shares, 12,000,000 Series 23 Class A Preferred Shares, 10,000,000 Series 25 Class A Preferred Shares and 600,000 Series 2021-A Class A Preferred Shares outstanding as of November 17, 2021. No Class B Preferred Shares were outstanding as of November 17, 2021.

The following is a summary of the rights, privileges, restrictions and conditions attaching to the Common Shares, the Class A Preferred Shares, and the Class B Preferred Shares.

Common Shares

Description of the Common Shares

Holders of Common Shares are entitled to receive notice of and to attend all meetings of Shareholders and to one vote at such meetings for each Common Share held. The holders of the Common Shares are, at the discretion of the Board and subject to restrictions under applicable laws, entitled to receive any dividends declared by the Board on the Common Shares and are entitled to share in the remaining property of Pembina upon liquidation, dissolution or winding-up, subject to the rights of the holders of the Class A Preferred Shares and Class B Preferred Shares.

Pembina has a shareholder rights plan (the “Rights Plan”) that was adopted to ensure, to the extent possible, that all Shareholders are treated fairly in connection with any take-over bid for Pembina and to ensure the Board is provided with sufficient time to evaluate unsolicited take-over bids and to explore and develop alternatives to maximize Shareholder value. The Rights Plan creates a right that attaches to each present and subsequently issued Common Share. Until the Separation Time (as defined in the Rights Plan), which typically occurs at the time of an unsolicited take-over bid, whereby a person acquires or attempts to acquire 20 percent or more of the Common Shares, the rights are not separable from the Common Shares, are not exercisable and no separate rights certificates are issued. Each right entitles the holder, other than the 20 percent acquirer, from and after the Separation Time and before certain expiration times, to acquire one Common Share at a substantial discount to the market price at the time of exercise. The Board may waive the application of the Rights Plan in certain circumstances. The Rights Plan was reconfirmed by Shareholders at Pembina’s 2019 annual meeting of Shareholders and must be reconfirmed at every third annual meeting thereafter. A copy of the agreement relating to the Rights Plan has been filed on Pembina’s SEDAR and EDGAR profiles on May 13, 2016 and May 31, 2016, respectively.

Class A Preferred Shares

The Class A Preferred Shares are the Preferred Shares that Pembina may offer and issue from time to time under this Prospectus and one or more Prospectus Supplements. For a description of the Class B Preferred Shares, which are a separate class of securities from the Class A Preferred Shares, please refer to “Description of the Capital Structure of Pembina – Class B Preferred Shares” in the AIF.

Subject to certain limitations, the Board may from time to time issue Class A Preferred Shares in one or more series and determine for any such series its designation, number of shares and respective rights, privileges, restrictions and conditions. The Class A Preferred Shares as a class have, among others, the provisions described below. The Class A Preferred Shares were not intended to, and will not, be used by the Corporation for anti-takeover purposes without Shareholder approval.

Each series of Class A Preferred Shares shall rank on parity with every other series of Class A Preferred Shares, and shall have priority over the Common Shares, the Class B Preferred Shares and any other class of shares ranking junior to the Class A Preferred Shares with respect to redemption, the payment of dividends, the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of Pembina. The Class A Preferred Shares of any series may also be given such preferences, not inconsistent with the provisions thereof, over the Common Shares, the Class B Preferred Shares and over any other class of shares ranking junior to the Class A Preferred Shares, as may be determined by the Board.

The holders of each series of Class A Preferred Shares shall be entitled to receive dividends as and when declared by the Board in respect of such series of Class A Preferred Shares.

In the event of the liquidation, dissolution or winding-up of Pembina, if any cumulative dividends or amounts payable on a return of capital in respect of a series of Class A Preferred Shares are not paid in full, the Class A Preferred Shares of all series shall participate rateably in: (a) the amounts that would be payable on such shares if all such dividends were declared at or prior to such time and paid in full; and (b) the amounts that would be payable in respect of the return of capital as if all such amounts were paid in full, provided that, if there are insufficient assets to satisfy all such claims, the claims of the holders of the Class A Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining shall be applied towards the payment and satisfaction of claims in respect of dividends. After payment to the holders of any series of Class A Preferred Shares of such amounts payable, the holders of such series of Class A Preferred Shares shall not be entitled to share in any further distribution of the property or assets of Pembina in the event of the liquidation, dissolution or winding-up of Pembina.

No series of Class A Preferred Shares shall be convertible into any other class of shares of the Corporation, but may be convertible into another series of Class A Preferred Shares.

Each series of Class A Preferred Shares shall be redeemable by the Corporation on such terms as determined by the Board.

Holders of any series of Class A Preferred Shares shall not be entitled (except as otherwise provided by law and except for meetings of the holders of Class A Preferred Shares or a series thereof) to receive notice of, attend or vote at any meeting of the shareholders of Pembina, unless the Board shall determine otherwise in the terms of a particular series of Class A Preferred Shares, in which case voting rights shall be provided only in circumstances where Pembina shall have failed to pay a certain number of dividends on such series of Class A Preferred Shares, which determination and number of dividends and any other terms in respect of such voting rights, shall be determined by the Board and set out in the designations, rights, privileges, restrictions and conditions of such series of Class A Preferred Shares. Other than as set out in the foregoing sentence, the material characteristics of each series of Class A Preferred Shares are substantially the same.

The specific terms of any offering of Preferred Shares, including the designation of the particular series of Preferred Shares, the number of Preferred Shares offered, the offering price or the manner of determining the offering price, any voting rights, the dividend rate, the dividend payment dates, and terms for redemption at the option of Pembina or the holder or otherwise, any exchange or conversion terms and any other specific terms, will be described in one or more Prospectus Supplements. To the extent that any particular terms of the Preferred Shares described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Preferred Shares.

See “Risk Factors – Risks Relating to the Securities”.

DESCRIPTION OF THE WARRANTS

Each series of Warrants will be issued under a separate warrant agreement or indenture to be entered into between the Corporation and one or more financial institutions or trust companies acting as warrant agent. A copy of the warrant agreement or indenture will be filed by the Corporation with the securities commission or similar authority in each of the provinces of Canada and the SEC after it has been entered into by the Corporation and will be available on Pembina’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. The applicable Prospectus Supplement will include details of the warrant agreement or indenture governing the Warrants being offered. The warrant agent will act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of Warrants.

The Corporation does not intend to offer Warrants for sale separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable Prospectus Supplement containing the specified terms of the Warrants to be offered separately is first approved for filing by the securities commissions or similar authorities in each of the provinces of Canada where the Warrants will be offered for sale.

Holders of Warrants are not Shareholders. The following sets forth certain general terms of the Warrants qualified by this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement. This description will include, where applicable:

(a)	the designation and aggregate number of Warrants offered;

(b)	the price at which the Warrants will be offered;

(c)	the currency or currencies in which the Warrants will be offered;

(d)	the date on which the right to exercise the Warrants will commence and the date on which the right to exercise will expire;

(e)

the number of Common Shares or other securities that may be purchased upon exercise of each Warrant and the price at which, and currency or currencies in which, that number of Common Shares or other securities may be purchased upon exercise of each Warrant;

(f)	the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each Security;

(g)	the date or dates, if any, on or after which the Warrants and the related Securities may be transferable separately;

(h)	whether the Warrants will be subject to redemption or call provisions and, if so, the terms of such redemption or call provisions;

(i)	the material income tax considerations of owning, holding and disposing of the Warrants; and

(j)	any other material terms or conditions of the Warrants.

The Corporation reserves the right to set out in a Prospectus Supplement specific terms of the Warrants that are not within the parameters set out in this Prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set out in this Prospectus shall be deemed to have been superseded by the description of such differing terms set out in such Prospectus Supplement with respect to such Warrants.

See “Risk Factors – Risks Relating to the Securities”.

DESCRIPTION OF THE DEBT SECURITIES

The Debt Securities will be issued under one or more indentures (each, a “Trust Indenture”), in each case, between the Corporation and one or more financial institutions or trust companies organized under the laws of Canada, or any province thereof and authorized to carry on business as a trustee (each, a “Trustee”).

The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. The particular terms and provisions of the Debt Securities and a description of how the general terms and provisions described below may apply to the Debt Securities will be included in the applicable Prospectus Supplement. The following description is subject to the detailed provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by the Corporation with the securities commission or similar authority in each of the provinces of Canada after it has been entered into and will be available on Pembina’s profile on SEDAR at www.sedar.com.

General

The Debt Securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of such series.

Any Prospectus Supplement for Debt Securities will contain the specific terms and other information with respect to the Debt Securities being offered thereby, including:

(a)	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

(b)	any limit upon the aggregate principal amount of such Debt Securities;

(c)

the currency or currency units for which such Debt Securities may be offered and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

(d)	the issue price (at par, at a discount or at a premium) of such Debt Securities;

(e)	the date or dates on which such Debt Securities will be issued and delivered;

(f)	the date or dates on which such Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date(s);

(g)

the rate or rates per annum (either fixed or floating) at which such Debt Securities will bear interest (if any) and, if floating, the method of determination of such rate, and, if applicable, provisions relating to the “reset” or other adjustments to rates of interest payable on Debt Securities during their term;

(h)

the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

(i)	the place or places where the principal and any premium and interest on the Debt Securities are payable;

(j)	if applicable, the provisions for subordination of such Debt Securities to other indebtedness of the Corporation;

(k)	the Trustee under the Trust Indenture pursuant to which such Debt Securities are to be issued;

(l)	any redemption term or terms under which such Debt Securities may be repaid whether at or prior to maturity;

(m)	any repayment or sinking fund provisions;

(n)	any events of default applicable to such Debt Securities;

(o)	whether such Debt Securities are to be issued in registered form or in the form of global securities and the basis of exchange, transfer and ownership thereof;

(p)

any exchange or conversion terms, including terms relating to the exchange or conversion of the Debt Securities into or for Common Shares, Preferred Shares or other securities of the Corporation, and any provisions for the adjustment thereof;

(q)

if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of such Debt Securities, any payment of any interest on such Debt Securities or any repayment of the principal owing upon the maturity of such Debt Securities through the issuance of securities of the Corporation or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

(r)	whether the Corporation will undertake to list the Debt Securities of the applicable series on any securities or stock exchange or automated interdealer quotation system;

(s)	the provisions applicable to the modification of the terms of the Trust Indenture; and

(t)	any other specific terms or covenants applicable to such Debt Securities.

The Corporation reserves the right to include in a Prospectus Supplement specific terms pertaining to the Debt Securities which are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Securities.

Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, without the consent of the holders thereof, reopen a previously issued series of Debt Securities and issue additional Debt Securities of such series.

Ranking

Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be direct unsecured obligations of the Corporation. The Debt Securities will be senior or subordinated indebtedness of the Corporation, as described in the applicable Prospectus Supplement. If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Corporation from time to time issued and outstanding which is not subordinated. If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Corporation, as described in the applicable Prospectus Supplement, and they will rank equally and rateably with other subordinated indebtedness of the Corporation issued and outstanding from time to time as described in the applicable Prospectus Supplement. The Corporation reserves the right to specify in a Prospectus Supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities.

Registration of Debt Securities

Debt Securities in Book-Entry Form

Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities of any series will be issued, in whole or in part, in the form of one or more global securities (each, a “Global Security”) registered in the name of a designated clearing agency (a “Depositary”) or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will, to the extent not described below, be described in the Prospectus Supplement relating to such series.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the Debt Securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee (“Participants”). Such accounts are typically designated by the underwriters, dealers or agents, as applicable, participating in the distribution of the Debt Securities. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by Participants or persons that hold beneficial interests through Participants.

So long as the Depositary or its nominee is the registered owner of a Global Security, such Depositary or nominee, as applicable, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, interest and premium, if any, on the Debt Securities represented by a Global Security will be made by the Corporation to the Depositary or its nominee. Pembina expects that the Depositary or its nominee, upon receipt of any payment of principal, interest or premium, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. Payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Provision of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any applicable requirements as may be in effect from time to time. Beneficial owners of Debt Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Debt Securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.

Owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certificated non-book-entry form, will not be considered to be the owners or holders thereof under the applicable Trust Indenture and the ability of such owners to pledge a Debt Security or otherwise take action with respect to such beneficial interest in a Debt Security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged, in whole or in part, for Debt Securities registered, and no transfer of a Global Security, in whole or in part, may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (a) the Depositary is no longer willing or able to discharge properly its responsibilities as depository and Pembina is unable to locate a qualified successor; (b) Pembina, at its option, elects, or is required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (c) if provided for in the applicable Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the Debt Securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest. If any of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry Debt Securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

The Corporation, any underwriters, dealers or agents, as applicable, and any Trustee identified in an accompanying Prospectus Supplement, as applicable, will not have any liability or responsibility for: (a) records maintained by the Depositary relating to beneficial ownership interests in the Debt Securities held by the Depositary or the book-entry accounts maintained by the Depositary; (b) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests; or (c) any advice or representation made by or with respect to the Depositary and contained in this Prospectus or in any Prospectus Supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Participants.

Unless otherwise stated in the applicable Prospectus Supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any Debt Securities represented by a Global Security.

Debt Securities in Certificated Form

Debt Securities of any series may be issued in whole or in part in registered form as provided in the applicable Trust Indenture.

In the event that the Debt Securities are issued in certificated non-book-entry form, payment of principal, premium and interest, if any, may be made by cheque mailed to the address of the holders entitled thereto pursuant to the applicable Trust Indenture. Subject to certain limitations, Debt Securities of any authorized form or denomination issued under the applicable Trust Indenture may be transferred or exchanged for Debt Securities of any other authorized form or denomination or denominations, any such transfer or exchange to be for an equivalent aggregate principal amount of Debt Securities of the same series, carrying the same rate of interest and same redemption and other provisions as the Debt Securities so transferred or exchanged. Exchanges of Debt Securities of any series may be made at the offices of the applicable Trustee and at such other places as the Corporation may from time to time designate with the approval of the applicable Trustee and may be specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the applicable Trustee will be the registrar and transfer agent for the Debt Securities issued under the applicable Trust Indenture.

DESCRIPTION OF THE SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or in combination with one or more other Securities. The Subscription Receipts will be issued under a subscription receipt agreement to be entered into between the Corporation and one or more financial institutions or trust companies acting as escrow agent. A copy of the subscription receipt agreement will be filed by the Corporation with the securities commission or similar authority in each of the provinces of Canada and the SEC after it has been entered into by the Corporation and will be available on Pembina’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. The applicable Prospectus Supplement will include details of the subscription receipt agreement governing the Subscription Receipts being offered.

A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other securities of Pembina, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by Pembina or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by the escrow agent pending completion of the particular transaction or event or the termination time (being the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other securities of Pembina upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts, together with any interest or other income earned thereon, as determined by the terms of the applicable subscription receipt agreement.

Holders of Subscription Receipts are not Shareholders. The following sets forth certain general terms of the Subscription Receipts qualified by this Prospectus. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set out in the applicable Prospectus Supplement. This description will include, where applicable:

(a)	the aggregate number of Subscription Receipts offered;

(b)	the price at which the Subscription Receipts will be offered;

(c)	the currency or currencies in which the Subscription Receipts will be offered;

(d)	the terms, conditions, mechanics and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares or other securities of Pembina;

(e)	the number of Common Shares or other securities that may be obtained upon conversion of each Subscription Receipt;

(f)	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

(g)	the terms applicable to the holding and release from escrow of the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

(h)	the material income tax considerations of owning, holding and disposing of the Subscription Receipts; and

(i)	any other material terms or conditions of the Subscription Receipts.

The Corporation reserves the right to set out in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the parameters set out in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set out in this Prospectus shall be deemed to have been superseded by the description of such differing terms set out in such Prospectus Supplement with respect to such Subscription Receipts.

See “Risk Factors – Risks Relating to the Securities”.

DESCRIPTION OF THE UNITS

Pembina may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. The holder of a Unit will also be the holder of each Security comprising the Unit and, accordingly, the holder of the Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement, if any, pursuant to which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

The following sets forth certain general terms of the Units qualified by this Prospectus. The specific terms of the Units, and the extent to which the general terms described in this section apply to those Units, will be set out in the applicable Prospectus Supplement. This description will include, where applicable:

(a)	the aggregate number of Units offered;

(b)	the price at which the Units will be offered;

(c)	the currency or currencies in which the Units will be offered;

(d)	the terms of the Units and of the Securities comprising the Units, including whether and under which circumstances such Securities may be transferred separately;

(e)	any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the Units or of the Securities comprising the Units; and

(f)	any other material terms or conditions of the Units.

The Corporation reserves the right to set out in a Prospectus Supplement specific terms of the Units that are not within the parameters set out in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set out in this Prospectus shall be deemed to have been superseded by the description of such differing terms set out in such Prospectus Supplement with respect to such Units.

See “Risk Factors – Risks Relating to the Securities”.

EARNINGS COVERAGE RATIOS

The following consolidated earnings coverage ratios of the Corporation have been prepared and included in this Prospectus in accordance with disclosure requirements under Canadian securities legislation and have been calculated for the twelve month period ended December 31, 2020, based on audited financial information, and for the twelve month period ended September 30, 2021, based on unaudited financial information. The earnings coverage ratios set out below do not purport to be indicative of earnings coverage ratios for any future periods and do not give effect to the issuance of Securities that may be issued pursuant to this Prospectus and any Prospectus Supplement, since the aggregate number or principal amounts and the terms of such Securities are not presently known. The Corporation’s earnings coverage ratio for the twelve month period ended December 31, 2020 has been adjusted to give effect to: (a) the issuance by the Corporation of $600 million aggregate principal amount of Series 1 Subordinated Notes and 600,000 Series 2021-A Class A Preferred Shares on January 25, 2021 and the use of proceeds therefrom, as if such Series 1 Subordinated Notes and Series 2021-A Class A Preferred Shares were issued and the proceeds therefrom used as at January 1, 2020 (the “Hybrid Securities Offering”); and (b) the redemption by the Corporation of all of the 6,800,000 issued and outstanding Series 11 Class A Preferred Shares and all of the 10,000,000 issued and outstanding Series 13 Class A Preferred Shares on March 1, 2021 and June 1, 2021, respectively, as if such redemptions had occurred on January 1, 2020 (the “Class A Preferred Share Redemptions”).

	Twelve Month Period Ended December 31, 2020		Twelve Month Period Ended September 30, 2021
Earnings coverage ratio(1)(2)(3)	(0.1	)x	0.5x

Notes:

(1)

Earnings coverage is equal to profit attributable to the Shareholders before borrowing costs and income taxes divided by borrowing costs (including capitalized costs) and dividend obligations on the Class A Preferred Shares.

(2)

Pembina’s earnings coverage ratio for the twelve month period ended December 31, 2020 (as adjusted) and earnings coverage ratio for the twelve month period ended September 30, 2021 are less than one-to-one due to non-cash impairments and Pembina would have required additional profit attributable to the Shareholders before borrowing costs and income taxes of $589 million and $235 million, respectively, in order to achieve an earnings coverage ratio of one-to-one for such periods.

Pembina’s dividend requirements on all of its Class A Preferred Shares, adjusted to a before-tax equivalent, amounted to $102 million for the twelve month period ended December 31, 2020, using an effective income tax rate of (24)%, and $91 million for the twelve month period ended September 30, 2021, using an effective income tax rate of (53)%. The Corporation’s adjusted interest expense requirements for the twelve month period ended December 31, 2020 amounted to approximately $433 million and the Corporation’s interest expense requirements for the twelve month period ended September 30, 2021 amounted to approximately $414 million. The amounts for the twelve month period ended December 31, 2020 have been adjusted to reflect the Hybrid Securities Offering and Class A Preferred Share Redemptions, as if the Hybrid Securities Offering and Class A Preferred Share Redemptions had occurred on January 1, 2020. Pembina’s profit or loss attributable to the Shareholders before adjusted interest expense and income tax for the twelve month period ended December 31, 2020 was $(54) million and Pembina’s profit or loss attributable to the Shareholders before interest expense and income tax for the twelve month period ended September 30, 2021 was $270 million, which are (0.1) times and 0.5 times Pembina’s aggregate dividend and interest expense requirements for such periods, respectively.

PLAN OF DISTRIBUTION

The Corporation may offer and sell the Securities (a) to or through underwriters or dealers purchasing as principals, (b) directly to one or more purchasers, or (c) through agents, where permitted by law, in each case for cash or other consideration. The Securities may be offered and sold from time to time in one or more transactions at fixed prices or non-fixed prices, with such prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions” (as defined in NI 44-102), including sales made directly on the TSX, the NYSE or other existing trading markets for the Securities. The prices at which Securities may be offered may vary as between purchasers and during the period of distribution of the Securities.

The Prospectus Supplement for any of the Securities being offered will set out the terms of the offering of those Securities, including the name or names of any underwriters, dealers or agents, as applicable, the number of Securities offered, the offering price of the Securities (in the event the offering is a fixed price distribution), the currency or currencies in which the Securities will be offered, the manner in which the offering price will be determined (in the event the offering is a non-fixed price distribution), the proceeds to the Corporation from the offering, if determinable, any underwriting fees or discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers or agents. Underwriters named in the applicable Prospectus Supplement are deemed to be underwriters only in connection with the Securities offered by that Prospectus Supplement. If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement, if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The Securities may also be sold directly by the Corporation at prices and upon terms agreed to by the purchaser and the Corporation or through agents designated by the Corporation from time to time. Any agent involved in the offering and sale of the Securities pursuant to this Prospectus will be named, and any commissions payable by the Corporation to that agent will be set out, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

The Corporation may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered by this Prospectus. Any such commission will be paid out of the Corporation’s general funds or the proceeds of the sale of the Securities. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Corporation, to indemnification against certain liabilities, including liabilities under the U.S. Securities Act and Canadian provincial securities legislation, as applicable, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Corporation in the ordinary course of business.

Any offering of Securities, other than Common Shares, will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, such Securities will not be listed on any securities or stock exchange. Certain underwriters, dealers or agents, as applicable, may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any such underwriter, dealer or agent will make a market in such Securities or as to the liquidity of the trading market, if any, for such Securities.

Except as set out in a Prospectus Supplement relating to a particular offering of Securities, in connection with any offering of Securities, other than an “at-the-market distribution”, subject to applicable laws, the underwriters, dealers or agents, as applicable, may over-allot or effect transactions intended to stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter of, or dealer involved in, an “at-the-market distribution” under this Prospectus, nor any person or company acting jointly or in concert with such an underwriter or dealer, may enter into any transaction that is intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the “at-the-market distribution” pursuant to this Prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.

CERTAIN CANADIAN AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax considerations with respect to purchasers who are residents of Canada or who are non-residents of Canada of acquiring, owning and disposing of any Securities offered thereunder, including, to the extent applicable, whether the payments of any dividends, interest or other distributions on the Securities will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain material U.S. federal income tax considerations of the acquisition, ownership and disposition of any Securities offered thereunder by a purchaser who is subject to United States federal taxation.

RISK FACTORS

An investment in the Securities will be subject to various risks including those discussed below and those risks inherent in Pembina’s business. Before deciding whether to invest in any Securities, prospective purchasers should consider carefully the risks discussed below, the risks incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in the Prospectus Supplement relating to a specific offering of Securities.

Discussions of certain risk factors affecting Pembina in connection with its business are provided in Pembina’s disclosure documents filed with the various securities commissions or similar authorities, which are incorporated by reference in this Prospectus. In particular, see “Risk Factors” in the AIF, the Annual MD&A and the Interim MD&A.

There is no market through which the Securities (other than the Common Shares) may be sold.

There is currently no market through which any of the Securities (other than the Common Shares) may be sold and the purchasers of such Securities may not be able to resell such securities purchased under this Prospectus and any Prospectus Supplement. There can be no assurance that a secondary market will develop for any of the Preferred Shares, Warrants, Debt Securities, Subscription Receipts or Units that may be issued under this Prospectus and the relevant Prospectus Supplement(s) or that any secondary market which does develop will continue. This may affect the pricing of such Securities in the secondary market, if any, the transparency and availability of trading prices, the liquidity of the securities and the extent of regulation of such Securities.

The public offering prices of the Securities may be determined by negotiation between Pembina and the underwriters based on several factors and may bear no relationship to the prices at which such Securities will trade in the public market subsequent to such offering. See “Plan of Distribution”.

The Common Shares or other listed Securities may be subject to price and volume fluctuations, and the market price for the Common Shares or other listed Securities, as applicable, following an offering may drop below the offering price.

In recent years, securities markets have experienced considerable price and volume volatility, which may have been unrelated to the financial and operating results of Pembina and not necessarily determined solely by reference to the underlying value of Pembina’s assets. The market price of publicly traded securities is affected by many variables, including the strength of the economy generally, commodity prices, interest rates, credit ratings, the availability and attractiveness of alternative investments and the breadth of the public market for the securities. The effect of these and other factors on the market prices of the Common Shares and Preferred Shares on the stock exchanges on which such securities trade suggests that the future trading price of the Common Shares and other listed Securities may be volatile. Unless otherwise specified in the applicable Prospectus Supplement, the Securities (other than the Common Shares) will not be listed on any securities or stock exchange. However, to the extent that any such Securities are listed on a securities or stock exchange, the trading price of such Securities may be volatile. The market price for such Securities may be affected by numerous factors beyond the control of Pembina. These fluctuations may affect the price of the Common Shares or other listed Securities following an offering, and the market price of the Common Shares or other listed Securities, as applicable, may drop below the offering price. As a result of this volatility, securityholders may not be able to sell their Common Shares or other listed Securities at or above the offering price. Pembina cannot predict at what price the Common Shares or other listed Securities issued by Pembina will trade in the future.

The decision to pay dividends and the amount of such dividends is subject to the discretion of the Board based on numerous factors and may vary from time to time.

Cash dividends to holders of Common Shares or Preferred Shares are not guaranteed. Although Pembina currently intends to pay monthly cash dividends to its Shareholders, these cash dividends may be reduced or suspended. The amount of cash available to Pembina to pay dividends, if any, can vary significantly from period to period for a number of reasons, including, among other things: Pembina’s financial and operational performance; fluctuations in operating costs; the amount of cash required or retained for debt service or repayment; amounts required to fund capital expenditures and working capital requirements; access to equity markets; foreign exchange rates and interest rates; and the risk factors set forth herein and in the documents incorporated by reference herein.

The decision as to whether to pay dividends and the amount of any such dividends are subject to the discretion of the Board, which regularly evaluates Pembina’s proposed dividend payments and the solvency test requirements of the ABCA. In addition, the level of dividends per Common Share will be affected by the number of outstanding Common Shares and other securities that may be entitled to receive cash dividends or other payments, such as Preferred Shares and debt securities, including Debt Securities, which may be entitled to payment in priority to dividends on the Common Shares. Dividends may be increased, reduced or suspended depending on Pembina’s financial and operating results and the performance of its assets. The market value of certain Securities may deteriorate if Pembina is unable to meet dividend expectations in the future, and such deterioration may be material.

Pembina may issue additional Securities in the future which may dilute the holdings of existing securityholders, including holders of Securities purchased hereunder, or which may have priority over existing securityholders.

Pembina may issue additional Securities, which may dilute existing securityholders, including purchasers of the Securities hereunder. Pembina may also issue debt securities that have priority over holders of other Securities with respect to payment in the event of an insolvency or winding-up of Pembina. Securityholders will have no pre-emptive rights in connection with any such further issuances. The Board has the discretion to determine the designation, rights, privileges, restrictions and conditions attached to any series of Preferred Shares, the price and terms of any debt securities and the price and terms for any issuances of Common Shares, Preferred Shares, Warrants, Subscription Receipts and Units.

Credit ratings may not reflect all risks of an investment in certain Securities and may change.

The perceived creditworthiness of Pembina and the changes in credit ratings of the Preferred Shares or Debt Securities may affect the market price or value and the liquidity of the Preferred Shares or Debt Securities, as applicable. There is no assurance that any credit rating assigned to the Preferred Shares or Debt Securities will remain in effect for any given period of time or that any credit rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of any credit rating may have an adverse effect on the market value of the Preferred Shares or Debt Securities, as applicable.

Credit ratings may not reflect all risks associated with an investment in the Preferred Shares or Debt Securities. Any credit ratings applied to the Preferred Shares or Debt Securities are, in each case, an assessment of Pembina’s ability to pay its obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market of the Preferred Shares and Debt Securities, as applicable. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the Preferred Shares or Debt Securities, as applicable.

Increases in interest rates may cause the market price or value of certain Securities to decline.

Prevailing interest rates will affect the market price or value of the Preferred Shares and Debt Securities. The market price or value of the Preferred Shares and Debt Securities may decline as prevailing interest rates for comparable instruments rise, and increase as prevailing interest rates for comparable instruments decline.

Debt Securities will be effectively subordinated to creditors of Pembina’s subsidiaries.

Pembina carries on the majority of its business through, and the majority of its assets are held by, its subsidiaries. Pembina’s results of operations and ability to service indebtedness, including the Debt Securities, are substantially dependent upon the results of operations of these subsidiaries and the payment of funds by these subsidiaries to Pembina in the form of loans, dividends or otherwise. The payment of dividends and the making of loans, advances and other payments to Pembina by its subsidiaries may be subject to statutory or contractual restrictions. Accordingly, the Debt Securities will be effectively subordinated to the current and future liabilities of Pembina’s subsidiaries in such circumstances.

Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be guaranteed by any of Pembina’s subsidiaries. Therefore, the Debt Securities will be effectively subordinated to the current and future liabilities of Pembina’s subsidiaries and other entities in which Pembina, directly or indirectly, holds an interest. The creditors of those subsidiaries and other entities will have the right to be paid before any cash is distributed by those subsidiaries or other entities to Pembina, which may impair Pembina’s ability to make payment on the Debt Securities. In the event of any bankruptcy, dissolution, liquidation or reorganization of those subsidiaries or other entities, following payment by the subsidiary or other entity of its liabilities, the subsidiary or other entity may not have sufficient assets to make payments to Pembina in its capacity as an equityholder of such subsidiary or other entity.

AUDITORS, REGISTRAR AND TRANSFER AGENT

The auditors of the Corporation are KPMG LLP, Chartered Professional Accountants, Calgary, Alberta, Canada.

The registrar and transfer agent for the Common Shares, Series 1 Class A Preferred Shares, Series 3 Class A Preferred Shares, Series 5 Class A Preferred Shares, Series 7 Class A Preferred Shares, Series 9 Class A Preferred Shares, Series 15 Class A Preferred Shares, Series 17 Class A Preferred Shares, Series 19 Class A Preferred Shares, Series 21 Class A Preferred Shares, Series 23 Class A Preferred Shares, Series 25 Class A Preferred Shares and Series 2021-A Class A Preferred Shares is Computershare Trust Company of Canada, at its principal offices in Calgary, Alberta and Toronto, Ontario. The co-transfer agent and registrar for the Common Shares in the United States is Computershare Investor Services U.S., at its principal offices in Golden, Colorado.

The registrar and transfer agent for the Series 1 Subordinated Notes is Computershare Trust Company of Canada, at its principal offices in Calgary, Alberta and Toronto, Ontario.

LEGAL MATTERS

Certain legal matters relating to the offer and sale of the Securities will be passed upon on behalf of the Corporation by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to matters of U.S. law.

INTERESTS OF EXPERTS

As at the date of this Prospectus, the partners and associates of Blake, Cassels & Graydon LLP, as a group, beneficially own, directly or indirectly, less than one percent of any class of securities of the Corporation.

KPMG LLP has confirmed that they are independent with respect to the Corporation within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations. KPMG LLP has also confirmed that they are independent accountants with respect to the Corporation under all relevant U.S. professional and regulatory standards.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (a) the documents referred to under “Documents Incorporated by Reference” in this Prospectus; (b) the consent of KPMG LLP, the auditors of the Corporation; (c) the consent of Blake, Cassels & Graydon LLP, the Corporation’s Canadian legal counsel; and (d) powers of attorney from the directors and officers of the Corporation.

PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Under the Business Corporations Act (Alberta) (the “ABCA”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if (i) the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful. The Registrant may with the approval of the Court of Queen’s Bench of Alberta indemnify the aforementioned persons in respect of an action by or on behalf of the Registrant or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the Registrant or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfills the conditions set out in (i) and (ii) above. Pursuant to the ABCA, a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, is entitled to indemnity from the Registrant in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made party by reason of being or having been a director or officer of the Registrant or body corporate, if the person seeking indemnity was substantially successful on the merits in the person’s defence of the action or proceeding, fulfilled the conditions set out in (i) and (ii) above, and is fairly and reasonably entitled to indemnity.

The by-laws of the Registrant provide that, subject to the provisions of the ABCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if (i) he acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The by-laws of the Registrant also provide that the Registrant may also indemnify such persons in such other circumstances as the ABCA or law permits.

The Registrant has indemnity agreements with, and has directors’ and officers’ liability insurance for the benefit of, each of its directors and officers. The terms and conditions of such agreements are consistent with the provisions of the ABCA and the Registrant’s by-laws and the terms and conditions of such insurance are standard for the Registrant’s industry.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

Pembina Pipeline Corporation undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

Concurrently with the filing of this Registration Statement, Pembina Pipeline Corporation has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the agent for service of Pembina Pipeline Corporation shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

III-1

EXHIBIT INDEX

Exhibit	Description

4.1	Restated Annual Information Form of Pembina Pipeline Corporation for the year ended December 31, 2020 (incorporated by reference to Exhibit 99.1 to Amendment No. 1 to the Annual Report on Form 40-F of Pembina Pipeline Corporation, filed on November 18, 2021) (File No. 001-35563).

4.2	Restated Audited consolidated statement of financial position of Pembina Pipeline Corporation as at December 31, 2020 and December 31, 2019 and the consolidated statements of earnings and comprehensive income, changes in equity and cash flows of Pembina Pipeline Corporation for the years then ended, together with the notes thereto and the report of independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.2 to Amendment No. 1 to the Annual Report on Form 40-F of Pembina Pipeline Corporation, filed on November 18, 2021) (File No. 001-35563).

4.3	Restated Management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2020 (incorporated by reference to Exhibit 99.2 to Amendment No. 1 to the Annual Report on Form 40-F of Pembina Pipeline Corporation, filed on November 18, 2021) (File No. 001-35563).

4.4	Management information circular dated March 19, 2021 relating to the annual meeting of shareholders held on May 7, 2021 (incorporated by reference to the Report on Form 6-K of Pembina Pipeline Corporation, filed on March 30, 2021) (File No. 001-35563)

4.5	Unaudited condensed consolidated interim financial statements for the three and nine months ended September 30, 2021 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Pembina Pipeline Corporation, filed on November 4, 2021) (File No. 001-35563).

4.6	Management’s discussion and analysis of financial condition and results of operations for the three and nine months ended September 30, 2021 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Pembina Pipeline Corporation, filed on November 4, 2021) (File No. 001-35563).

4.7	Material Change Report, dated June 4, 2021 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Pembina Pipeline Corporation, filed on June 4, 2021) (File No. 001-35563)

5.1*	Consent of KPMG LLP.

5.2*	Consent of Blake, Cassels & Graydon LLP.

6.1*	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

III-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pembina Pipeline Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on November 18, 2021.

PEMBINA PIPELINE CORPORATION

By:	/s/ J. Scott Burrows
Name: J. Scott Burrows
Title: Senior Vice President and Chief Financial Officer

III-3

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael (Mick) H. Dilger and J. Scott Burrows, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated:

Signature	Title	Date

/s/ M.H. Dilger M.H. Dilger	President & Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2021

/s/ J. Scott Burrows J. Scott Burrows	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	November 18, 2021

/s/ Randall J. Findlay Randall J. Findlay	Chairman of the Board of Directors	November 18, 2021

/s/ Anne-Marie Ainsworth Anne-Marie Ainsworth	Director	November 18, 2021

/s/ Maureen E. Howe Maureen E. Howe	Director	November 18, 2021

/s/ Gordon J. Kerr Gordon J. Kerr	Director	November 18, 2021

/s/ David M.B. LeGresley David M.B. LeGresley	Director	November 18, 2021

/s/ Cynthia Carroll Cynthia Carroll	Director	November 18, 2021

/s/ Leslie A. O’Donoghue Leslie A. O’Donoghue	Director	November 18, 2021

/s/ Bruce D. Rubin Bruce D. Rubin	Director	November 18, 2021

/s/ Robert G. Gwin Robert G. Gwin	Director	November 18, 2021

/s/ Henry W. Sykes Henry W. Sykes	Director	November 18, 2021

III-4

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Pembina Pipeline Corporation in the United States, on November 18, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

III-5